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                                                                       EXHIBIT 5

                               January 22, 1999

Board of Directors
Coca-Cola Bottling Co. Consolidated
1900 Rexford Road
Charlotte, North Carolina 28211

Gentlemen:

     You have requested our opinion concerning certain matters in connection with the Registration Statement on Form S-3 to be filed by Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to $800,000,000 aggregate initial offering price of securities being registered pursuant to Rule 415 under the Securities Act, consisting of one or more of the following: (i) Debt Securities of the Company;
(ii) the Company's Convertible Preferred Stock, par value $100 per share; (iii) the Company's Non-Convertible Preferred Stock, par value $100 per share; (iv) the Company's Preferred Stock, par value $0.01 per share; (v) the Company's Common Stock, par value $1.00 per share; and (vi) the Company's Class C Common Stock, par value $1.00 per share.

     In rendering the opinions expressed herein, we have examined the Restated Certificate of Incorporation of the Company, the Bylaws of the Company as amended to date, the Indenture dated as of July 20, 1994 between the Company and NationsBank of Georgia, National Association (as Trustee), as amended and supplemented by Supplemental Indenture, dated as of March 3, 1995, between the Company and NationsBank of Georgia, National Association (as Trustee), and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgement are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

      2. The Indenture, dated as of July 20, 1994, between the Company and NationsBank of Georgia, National Association, as Trustee (the "INDENTURE"), has been duly authorized and executed by the Company, has been executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the Company.

      3. The Supplemental Indenture, dated as of March 3, 1995, between the Company and NationsBank of Georgia, National Association, as Trustee (the "SUPPLEMENTAL INDENTURE"), has been duly authorized and executed by the Company, has been executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the Company.

      4. When the issuance of the Debt Securities has been duly authorized by appropriate corporate action and such Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture (as amended and supplemented by the Supplemental Indenture) and sold as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to such Debt Securities, such Debt Securities will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (as amended and supplemented by the Supplemental Indenture).

      5. When the issuance of shares of any series of (i) the Convertible Preferred Stock, (ii) the Non-Convertible Preferred Stock or (iii) the Preferred Stock ((i), (ii) and (iii), collectively, the "PREFERRED EQUITY SECURITIES") has been duly authorized by appropriate corporate action, such Preferred Equity Securities, when issued in accordance with the terms of the applicable corporate authorization and the applicable certificate of designations as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to any issuance of such Preferred Equity Securities, will be duly authorized, validly issued, fully paid and nonassessable.

      6. When the issuance of shares of (i) the Common Stock or (ii) Class C Common Stock ((i) and (ii), collectively, the "COMMON EQUITY SECURITIES") has been duly authorized by appropriate corporate action, such Common Equity Securities, when issued in accordance with the terms of the applicable corporate authorization as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to any issuance of such Common Equity Securities, will be duly authorized, validly issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,


                                        WITT, GAITHER & WHITAKER, P.C.

                                        By:   /S/ STEVEN R. BARRETT
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                                          STEVEN R. BARRETT